UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2011

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in a current report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on January 11, 2011, as amended by a current report on Form 8-K/A filed with the SEC on May 24, 2011 (together the “Prior Form 8-K”), on January 5, 2011, PCTEL, Inc. (“PCTEL”) formed a joint venture, PCTEL Secure LLC, a Delaware limited liability company (“PCTEL Secure”), with Eclipse Design Technologies, Inc., an Illinois corporation (“Eclipse”), pursuant to an Amended and Restated Limited Liability Company Agreement dated January 5, 2011 (the “Existing LLC Agreement”).

As also previously reported in a current report on Form 8-K originally filed with the SEC on January 6, 2012 (the “January Form 8-K”), PCTEL and Eclipse have entered into a First Amendment to Amended and Restated Limited Liability Company Agreement of PCTEL Secure dated as of December 31, 2011 (the “First Amendment”), the purpose of which is to create a mandatory purchase obligation of PCTEL with respect to all outstanding membership interests in PCTEL Secure owned by Eclipse if Eclipse delivers a baseline secure smartphone product on or before a specified date and such baseline product satisfies certain specifications, as determined by an agreed-upon individual arbiter. The specified date for such delivery is March 31, 2012 rather than March 31, 2011 as reported in the January Form 8-K. PCTEL is filing this Amendment No. 1 to the January Form 8-K for the purpose of correcting the date for delivery of the baseline secure smartphone product to conform to the First Amendment. A copy of the First Amendment is attached to the January Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.

Date: January 11, 2012	By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer